Exhibit 10.1

June 1, 2016

SHARE LENDING AGREEMENT

Among Cantor Fitzgerald & Co., as borrower and as clearing broker:

Lender

Lender Printed Name: Thomas Meyer

BY SIGNING THIS AGREEMENT I ACKNOWLEDGE THAT MY SECURITIES MAY BE LOANED TO YOU OR LOANED OUT

TO OTHERS.

Lender Signature: /s/ Thomas Meyer

1.	Applicability

Pursuant to this Agreement, you (the "Lender") are agreeing to enter into transactions from time to time to lend securities to Cantor Fitzgerald & Co. ("CF"), including securities carried for your account by CF (the "Brokerage Account"), whether as a direct customer of CF or introduced to CF by your broker-dealer or other financial institution and carried by CF as clearing broker, in each case against a credit of Collateral (as defined herein) to an account carried by a financial institution agreed upon by the parties, as third-party custodian for the account of Lender (the “Custody Account”). Each such transaction shall be referred to herein as a "Loan" and shall be governed by this Agreement. In all instances, when acting in its capacity as broker carrying the Brokerage Account, CF shall be deemed to be a "securities intermediary" under the UCC.

THERE ARE CERTAIN LIMITATIONS AND RISKS INVOLVED IN ENTERING INTO THIS AGREEMENT AND SECURITIES-LENDING TRANSACTIONS OF WHICH YOU SHOULD BE AWARE:

•	By entering into this Agreement, except as set forth herein, Lender gives CF permission to borrow securities carried by CF for Lender's Brokerage Account without contacting Lender and without obtaining Lender's prior approval of any given Loan or the terms of such Loan.

•	Lender shall not sell securities that are the subject of a Loan at any time.

•	CF, as the clearing broker, will administer your obligations with respect to this Agreement, such as transfers of securities, transfers of collateral; or any distribution payments due hereunder.

•	The Loan of securities and the receipt of substitute payments in connection with distributions from Loaned Securities may have taxable consequences to Lender and Lender should consult with its tax advisor regarding such taxable consequences.

•	There is the risk that CF will default in some way, for example by becoming insolvent, which could result in CF failing to return borrowed securities to you. To mitigate this risk, CF and Lender agree that the Collateral will be deposited by CF in the Custody Account with a third-party custodian.

2.	Loans of Securities

2.1        Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by CF on the date hereof up to, in the aggregate, common shares, nominal value CHF 0.40 (“Common Shares”), of Auris Medical Holding AG, a corporation organized under the laws of Switzerland (“Auris Medical”), having an aggregate offering price of up to $35.0 million (the “Maximum Number of Shares”), for the purpose of facilitating settlement of sales of Common Shares by Auris Medical, through CF, pursuant to Auris Medical’s registration statement (the “Registration Statement”) on Form F-3 (File No. 333-206710), including a base prospectus, as supplemented by the prospectus supplement filed with the Securities and Exchange Commission on June 1, 2016, together with the base prospectus, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

2.2        Subject to the terms and conditions of this Agreement, CF may, from time to time, by written notice to Lender, initiate one or more transactions in which Lender will lend Common Shares to CF upon the terms, and subject to the conditions, set forth in this Agreement. Lender and CF acknowledge and agree that the issuance of any Placement Notice by Auris Medical pursuant to, and as such term is defined in, the Controlled Equity OfferingSM Sales Agreement, dated as of June 1, 2016 (the “Sales Agreement”), between Auris Medical and CF, pursuant to which Auris Medical may offer and sell Common Shares, from time to time through CF under the Registration Statement shall satisfy the requirement of written notice to Lender pursuant to this Section 2.2. Any such Loan shall be confirmed at the time of the borrowing of the securities by a schedule and receipt listing the Loaned Securities provided by CF to Lender. Such confirmation (the "Confirmation"), shall constitute conclusive evidence of such Loan, which shall be on terms set forth in this Agreement. In the event of any inconsistency between the terms of such Confirmation and this Agreement, this Agreement shall prevail. Confirmations will be sent to the Lender’s e-mail address of record or such other agreed-upon method.

2.3        Neither CF nor its affiliates shall transfer or dispose of any Common Shares which are Loaned Securities unless such Loaned Securities are used to facilitate the settlement of sales of Common Shares sold by Auris Medical, through CF, pursuant to the Registration Statement, in accordance with the terms of the Sales Agreement.

2.4        Notwithstanding any other provision in this Agreement regarding when a Loan commences, unless otherwise agreed, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefore have been transferred in accordance with Section 15.

3.	Transfer of Loaned Securities.

3.1        Unless otherwise agreed, Lender shall transfer Loaned Securities to CF hereunder on or before the Cutoff Time on the date of commencement of the Loan.

3.2        If at any time Auris Medical is not a “foreign private issuer,” as such term is defined in Rule 3b-4 under the Exchange Act (a “Foreign Private Issuer”), CF shall not be entitled to receive, or shall be deemed not to receive, any Common Shares which are Loaned Securities if, immediately upon giving effect to such receipt of such Loaned Securities, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Common Shares by CF or any affiliate of CF or any other person subject to aggregation with CF under Section 13 of the Exchange Act and the rules promulgated thereunder or any “group” (within the meaning of such Section 13 and rules) of which CF is a member (collectively, the “Borrower Group”) would be equal to or greater than 8.0% (the “Maximum Percentage”) of the outstanding Common Shares. If any delivery owed to CF hereunder is not made, in whole or in part, as a result of this provision, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, CF gives notice to Lender that such delivery would not result in the Borrower Group directly or indirectly so beneficially owning in excess of the Maximum Percentage of the outstanding Common Shares, as described above.

3.3        Notwithstanding any other provision in this Agreement, the parties hereto agree that they intend the Loans hereunder to be loans of Securities. If, however, any Loan is deemed to be a loan of money by CF to Lender, then CF shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

4.	Collateral.

4.1        Unless otherwise agreed, CF shall, prior to or concurrently with the transfer of the Loaned Securities to CF, but in no case later than the Close of Business on the day of such transfer, transfer to Lender Collateral with a Market Value at least equal to the Market Value of the Loaned Securities, by depositing the Collateral into Lender's Custody Account.

4.2        The Collateral transferred by CF to Lender, as adjusted pursuant to Section 9, shall be security for CF's obligations in respect of such Loan and for any other obligations of CF to Lender hereunder. CF hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to CF and which shall cease upon the transfer of the Loaned Securities by CF to Lender. Notwithstanding Section 3.1, Lender will be deemed to have transferred Loaned Securities to CF on the date CF treats such securities as having been borrowed pursuant to Exchange Act Rule 15c3-3(b)(3) and therefore not subject to the general possession or control requirements of Exchange Act Rule 15c3-3(b). CF will be deemed to have transferred Loaned Securities to Lender on the date CF treats such securities as customer securities in Lender’s Brokerage Account subject to the general possession or control requirements of Exchange Act Rule 15c3-3(b), without giving effect to Exchange Act Rule 15c3-3(b)(3).

4.3        Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 6, Lender shall be obligated to transfer, and hereby authorizes CF to effect the transfer of, the Collateral (as adjusted pursuant to Section 9) to CF no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 15, the next day on which such a transfer may be effected.

4.4        If CF transfers Collateral to Lender, as provided in Section 4.1, and Lender does not transfer the Loaned Securities to CF, CF shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to CF and CF does not transfer Collateral to Lender as provided in Section 4.1, Lender shall have the absolute right to the return of the Loaned Securities.

4.5        CF may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted, and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash and (b) have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral for the Loans, shall equal or exceed the Market Value of the Loaned Securities.

4.6        Upon the occurrence of a Default under Section 12 entitling Lender to terminate all Loans hereunder, Lender shall have the right, in addition to any other remedies provided herein, to apply the Collateral against the payment of the purchase price for such Replacement Shares purchased pursuant to Section 13.

5.	Consideration

Lender acknowledges that Lender, an affiliate of Auris Medical, will benefit indirectly, from the sale activities of CF with respect to any Loaned Security hereunder, which benefit is hereby acknowledged as consideration for any Loan made hereunder. No separate consideration shall be paid by CF to Lender as compensation for the Loan of the Loaned Securities.

6.	Termination of the Loan.

6.1        CF may terminate a Loan on any Business Day, effective as of such Business Day, by transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day. CF will be deemed to have transferred Loaned Securities to Lender before the Cutoff Time if it treats such securities as customer securities in Lender’s Brokerage Account subject to the general possession or control requirements of Exchange Act Rule 15c3-3(b), without giving effect to Exchange Act Rule 15c3-3(b)(3).

6.2        Any Loan of Common Shares or any portion thereof outstanding shall terminate on the earliest to occur of (i) the termination of this Agreement pursuant to Section 21, (ii) the termination of the Sales Agreement or (iii) the written agreement of Lender and CF, and all such Loaned Securities then outstanding, if any, shall be delivered by CF to Lender, without any consideration being payable in respect thereof by Lender to CF (other than the transfer of the Collateral to CF in accordance with Section 4.3), (y) with respect to any outstanding Loaned Securities that have not yet been sold pursuant to the Registration Statement at the time of such event, the 3rd Business Day following such event or (z) with respect to any outstanding Loaned Securities that have been sold pursuant to the Registration Statement at the time of such event, the Business Day following the receipt by CF of any Common Shares subscribed from the Company pursuant to the Sales Agreement.

6.3        If a Loan of Common Shares or any portion thereof is terminated upon the occurrence of a Default as set forth in Section 12 of this Agreement, the Loaned Securities in respect of such Loan shall be delivered by CF to Lender, without any consideration being payable in respect thereof by Lender to CF (other than the transfer of the Collateral to CF in accordance with Section 4.3), (i) with respect to any outstanding Loaned Securities that have not yet been sold pursuant to the Registration Statement at the time of such Default, the 3rd Business Day following such Default or (ii) with respect to any outstanding Loaned Securities that have been sold pursuant to the Registration Statement at the time of such Default, the Business Day following the receipt by CF of any Common Shares subscribed from the Company pursuant to the Sales Agreement.

6.4        If at any time the aggregate number of Loaned Securities outstanding under this Agreement exceeds the Maximum Number of Shares, then the outstanding Loans (or portions thereof) shall terminate to the extent of such excess and, subject to Section 13 below, such excess number of Loaned Securities shall be delivered by CF to Lender, without any consideration being payable in respect thereof by Lender to CF (other than the transfer of the Collateral to CF in accordance with Section 4.3), no later than (i) with respect to any outstanding Loaned Securities that have not yet been sold pursuant to the Registration Statement at the time of such event, the 3rd Business Day following such event or (ii) with respect to any outstanding Loaned Securities that have been sold pursuant to the Registration Statement at the time of such event, the Business Day following the receipt by CF of any Common Shares subscribed from the Company pursuant to the Sales Agreement.

6.5        Unless otherwise agreed, CF shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender as set forth above; provided, however, that upon such transfer by CF, Lender shall transfer the Collateral (as adjusted pursuant to Section 9) to CF in accordance with Section 4.3.

7.	Rights in Respect of Loaned Securities and Collateral.

7.1        Except as set forth in Sections 8.1 and 8.2 and as otherwise agreed by CF and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, CF shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others; subject to the limitations set forth in Section 2.3. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

7.2        CF agrees that neither it nor any affiliate of it that is the record owner of any Loaned Securities that are (i) initially transferred hereunder and (ii) held for delivery to Lender or held by CF or its affiliates (other than any such securities that are held in the accounts of, and beneficially owned by, any unaffiliated third party, where such third party has the power to, and has, directed the vote of such securities) shall vote such Loaned Securities on any matter submitted to a vote of Auris Medical’s stockholders.

7.3        Lender acknowledges and agrees to CF's right to terminate a Loan as a result of Lender:

(a) applying for or consenting to, or is the subject of an application for, the appointment of or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property;

(b) admitting in writing its inability, or becomes generally unable, to pay its debts as such debts become due;

(c) making a general assignment for the benefit of its creditors; or

(d) filing, or has filed against it, a petition under Title 11 of the United States Code.

8.	Distributions.

8.1        Lender shall be entitled to receive all Distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to CF.

8.2        Any cash Distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 8.1, shall be paid by the transfer of cash to Lender by CF, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Lender is not in Default at the time of such payment. Non-cash Distributions that Lender is entitled to receive pursuant to Section 8.1 shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, CF shall forthwith transfer the same to Lender.

8.3        Unless otherwise agreed by the parties:

(a) If (i) CF is required to make a payment (a "CF Payment") with respect to cash Distributions on Loaned Securities under Sections 8.1 and 8.2 ("Securities Distributions"), and (ii) CF ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such CF Payment ("Tax"), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the CF Payment received by the Lender ("Payee"), after payment of such Tax equals the net amount of the Securities Distribution that would have been received if such Securities Distribution had been paid directly to the Payee.

(b) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution paid directly to the Payee.

(c) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a CF Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash Distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as Lender or (ii) Collateral for any Loan in which it is acting as borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash Distributions payable to it.

9.	Mark to Market.

9.1        CF shall daily mark to market any Loan hereunder. If at any time the aggregate Market Value of all Collateral, including any interest paid on Collateral in the Custody Account, for Loans by Lender shall be less than the Market Value of all the outstanding Loaned Securities subject to such Loans (a "Margin Deficit"), CF shall transfer additional Collateral to the Custody Account no later than the Close of Business on the next Business Day so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal or exceed the Market Value of the Loaned Securities.

9.2        Subject to CF's obligations under Section 9.1, if at any time the Market Value of all Collateral, including any interest paid on Collateral in the Custody Account, for Loans to CF shall be greater than the Market Value of all the outstanding Loaned Securities subject to such Loans (a "Margin Excess"), Lender shall transfer to CF from the Custody Account such amount of the Collateral selected by CF no later than the Close of Business on the next Business Day so that the Market Value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Market Value of the Loaned Securities.

10.	Representations.

The parties to this Agreement hereby make the following representations and warranties to the other parties and to Auris Medical, as third-party beneficiary, which shall continue during the term of any Loan hereunder:

10.1        Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance, and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

10.2        Each party hereto represents and warrants that the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (a) if it is not a natural person, its articles or certificate of incorporation, memorandum of association, articles of association, or by-laws, as the case may be, or other governing documents, any laws, rules or regulations of any governmental authority to which it is subject, (b) any contracts, agreements or instrument to which it is a party or (c) any judgment, injunction, order or decree by which it is bound.

10.3        Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

10.4        Each party hereto represents and warrants that it is acting for its own account.

10.5        CF represents and warrants to Lender that Common Shares that it transfers to Lender in respect of any Loan termination, and any property or securities comprising any CF Payment that CF transfers to Lender, in each case, shall be made free from any lien, charge, claim or other encumbrance or restrictions (other than (x) a lien, charge, claim or other encumbrance or restriction routinely imposed on all securities by the relevant Clearing Organization and (y) any lien, charge, claim or other encumbrance or restriction (i) in the case of any Common Shares, that exists in respect to all outstanding Common Shares and (ii) in the case of any property or securities comprising any CF Payment, that exists in respect of all such property or securities so distributed).

10.6        To the extent applicable, CF represents and warrants that it has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein subject to the terms and conditions hereof.

10.7        CF represents and warrants that it is borrowing or will borrow Loaned Securities solely for the purpose of making delivery of such Loaned Securities to facilitate the settlement of sales of Common Shares sold by Auris Medical, through CF, pursuant to the Registration Statement, in accordance with the terms of the Sale Agreement.

10.8        Lender represents and warrants that it has, or will have at the time of the loan of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.

11.	Covenants.

11.1        Each party agrees to be liable as principal with respect to its obligations hereunder.

11.2        CF covenants and agrees with Lender that it will not (i) grant any liens, claims, security interests or encumbrances on any Loaned Securities or (ii) transfer or dispose of any Loaned Securities unless such Loaned Securities are used to facilitate the settlement of sales of Common Shares sold by Auris Medical, through CF, pursuant to the Registration Statement and in accordance with the Sales Agreement.

12.	Events of Default.

All Loans hereunder may, at the option of the non-defaulting party (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

12.1        if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 6;

12.2        if any Collateral shall not be transferred to CF upon termination of the Loan as required by Sections 4.3 and 6;

12.3        if either party shall fail to transfer Collateral as required by Section 9;

12.4        if either party (a) shall fail to transfer to the other party amounts in respect of Distributions required to be transferred by Section 8, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15;

12.5        if an Act of Insolvency occurs with respect to either party;

12.6        if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

12.7        if either party notifies the other of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

12.8        if either party (a) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses 12.1 through 12.7, above, including but not limited to the payment of transfer taxes as required by Section 14, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15.

The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice as promptly as practicable to the defaulting party of the exercise of its option to terminate all Loans hereunder pursuant to this Section 12.

Notwithstanding the foregoing, in no event shall CF be deemed to be a defaulting party or deemed to cause a Default if CF’s failure to act shall be caused by or result from Auris Medical’s failure to deliver any Common Shares, when Auris Medical is obligated to do so pursuant to the Sales Agreement

13.	Remedies.

13.1        Upon the occurrence of a Default under Section 12 entitling Lender to terminate all Loans hereunder, Lender shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Loaned Securities ("Replacement Securities") in the principal market for such Loaned Securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 5. 8. 14 and 16. In the event that Lender shall exercise such rights, CF's obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of CF under this Agreement, including CF's obligations with respect to Distributions paid to CF (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, CF shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR, (B) in the case of purchases of any other Securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for CF's obligation to pay such excess, Lender shall have, and CF hereby grants, a security interest in any property of CF then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to CF. The purchase price of Replacement Securities purchased under this Section 13.1 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 13.1, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to CF.

13.2        Notwithstanding Sections 2.3 and 11.2, upon the occurrence of a Default under Section 12 entitling CF to terminate all Loans hereunder, as security for Lender's obligation to transfer Collateral to CF, CF shall have, in addition to any other remedies provided herein, and Lender hereby grants, a security interest in any property of Lender then held by or for CF and a right of setoff with respect to any other amount payable by CF to Lender.

13.3        Unless otherwise agreed, the parties acknowledge and agree that (a) the Loaned Securities and any Collateral consisting of Securities are of a type traded in a recognized market, (b) in the absence of a generally recognized source for price or bid or offer quotations for any security, the non-defaulting party may establish the source therefor in its sole discretion, and (c) all price and bid and offer quotations shall be increased to include accrued interest to the extent not already included therein (except to the extent contrary to market practice with respect to the relevant Securities).

13.4        In addition to its rights hereunder, the non-defaulting party shall have any rights otherwise available to it under any other agreement or applicable law. In addition to any other remedies to which a non-defaulting party may be entitled under this Agreement, the defaulting party shall, with respect to an individual Loan or with respect to a class of Loans, be liable to the non-defaulting party for (a) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of a Default, (b) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of a Default, and (c) any other loss, damage, cost or expense directly arising or resulting from the occurrence of a Default in respect of a Loan.

14.	Transfer Taxes.

All transfer taxes with respect to the transfer of the Loaned Securities by Lender to CF and by CF to Lender upon termination of the Loan and with respect to the transfer of Collateral by CF to Lender and by Lender to CF upon termination of the Loan or pursuant to Section 4.5 or Section 9 shall be paid by CF.

15.	Transfers.

15.1        All transfers by either CF or Lender of Loaned Securities or Collateral consisting of "financial assets" (within the meaning of the UCC) hereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee's name by the issuer of such uncertificated security, (c) the crediting by a Clearing Organization of such financial assets to the transferee's "securities account" (within the meaning of the UCC) maintained with such Clearing Organization, (d) CF debiting or crediting the Brokerage Account or (e) such other means as CF and Lender may agree.

15.2        All transfers of cash hereunder shall be by (a) wire transfer in immediately available, freely transferable funds, (b) CF crediting the Brokerage Account or (c) such other means as CF and Lender may agree.

15.3        All transfers of letters of credit from CF to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a "bank” as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfers of letters of credit from Lender to CF shall be made by causing such letters of credit to be returned or by causing the amount of such letters of credit to be reduced to the amount required after such transfer.

15.4        A transfer of Securities, cash or letters of credit may be effected under this Section 15 on any day except (a) a day on which the transferee is closed for business at its primary place of business or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system arc required to effect such transfer.

15.5        For the avoidance of doubt, the parties agree and acknowledge that the term "securities," as used herein (except in this Section 15), shall include any "security entitlements" with respect to such securities (within the meaning of the UCC). In every transfer of "financial assets" (within the meaning of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain "control" (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation.

16.	Contractual Currency.

16.1        CF and Lender agree that (a) any payment in respect of a Distribution under Section 8 shall be made in the currency in which the underlying Distribution of cash was made, (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made, and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by CF and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the "Contractual Currency"). Notwithstanding the foregoing, the Payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the Payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

16.2        If for any reason the amount in the Contractual Currency received under Section 16.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

16.3        If for any reason the amount in the Contractual Currency received under Section 16.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

17.	ERISA.

Lender represents, warrants and agrees that any of the Securities transferred to CF hereunder for any Loan shall not have been or shall not be obtained, directly or indirectly, from or using the assets of any Plan.

18.	Single Agreement.

CF and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, CF and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, CF and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, CF and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by CF or by Lender (the "Defaulting Party") in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

19.	APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

20.	Waiver.

The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

21.	Termination of Agreement; Survival of Remedies.

21.1        This Agreement shall terminate on the first Business Day following the last day of the earliest to occur of (i) the settlement date, if any, for the last Common Share(s) that may be sold pursuant to the Registration Statement, (ii) the date, if any, on which this Agreement is terminated or (iii) the date, if any, on which the Sales Agreement is terminated, and may be terminated earlier (i) at any time by the written agreement of Lender and CF or (ii) by Lender or CF upon the occurrence of a Default of another party.

21.2        All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement. In addition, the provisions of Sections 18, 19, 21, 22 and 23 shall survive the termination of this Agreement.

22.	Notice and Other Communications.

Any and all notice, statements, demands or other communications hereunder may be given by CF to the Lender by mail, facsimile, e-mail, electronic message, telegraph or otherwise at the address, e-mail address and facsimile numbers provided below by the Lender. Any and all notice, statements, demands or other communications hereunder may be given by the Lender to CF in writing electronically via the secure electronic message center maintained by CF for the account of the Lender or by mail, facsimile, e-mail, electronic message, telegraph or otherwise at the address, e-mail address and facsimile numbers provided below by CF. Any notice, statement, demand or other communication hereunder will be deemed effective on the day and at the time on which it is received or, if not received, on the day and at the time on which its delivery was in good faith attempted.

All such notices and other communications shall be directed to the following address of each party:

If to CF:

Cantor Fitzgerald & Co.

110 East 59th Street, 6th floor

New York, NY 10022

ATTENTION: Prime Brokerage

With a mandatory copy to:

Email: smerkel@cantor.com and CantorContractManagement-NY@cantor.com

If to Lender to:

Thomas Meyer

c/o Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug, Switzerland

Fax: + (41) 61 201 13 51
Email:

 In the case of any party, at such other address or email address as may be designated by written notice to the other parties.

23.	JURISDICTION; WAIVER OF JURY TRIAL.

EACH PARTY HERBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK AND WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN HEREUNDER.

24.	Miscellaneous.

Except as specified in Section 1 or as otherwise agreed by the parties, this Agreement supersedes any other agreement between the parties hereto concerning loans of Securities between CF and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of CF and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

25.	Definitions. For the purposes hereof:

25.1        "Act of Insolvency" shall mean, with respect to any party, (a) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, Liquidation, moratorium, dissolution, delinquency or similar law, or such party's seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within 15 days, (c) the making by such party of a general assignment for the benefit of creditors, or (d) the admission in writing by such party of such party's inability to pay such party's debts as they become due.

25.2        "Auris Medical" shall have the meaning assigned in Section 2.1.

25.3        "Bankruptcy Code" shall have the meaning assigned in Section 26.1.

25.4        "Borrower Group" shall have the meaning assigned in Section 3.2.

25.5        "Brokerage Account" shall have the meaning assigned in Section 1.

25.6        "Broker-Dealer" shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the U.S. Securities and Exchange Commission or other regulatory body.

25.7        "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of determining the Market Value of any Securities hereunder, such term shall mean a day on which regular trading occurs in the principal market for the Securities whose value is being determined. Notwithstanding the foregoing, (a) for purposes of Section 9, "Business Day" shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any Collateral consisting of Securities under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 15, and (b) in no event shall a Saturday or Sunday be considered a Business Day.

25.8        "CF" shall have the meaning assigned in Section 1.

25.9        "CF Payment" shall have the meaning assigned in Section 8.5(a).

25.10      "Clearing Organization" shall mean (a) The Depository Trust Company, or, if agreed to by CF and Lender, such other "securities intermediary" (within the meaning of the UCC) at which CF (or CF's agent) and Lender (or Lender's agent) maintain accounts, or (b) a Federal Reserve Bank, to the extent that it maintains a book-entry system.

25.11      "Close of Business" shall mean 4:00 p.m. (New York City time).

25.12      "Close of Trading" shall mean, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day, unless otherwise agreed by the parties.

25.13      "Collateral" shall mean cash credited to the Account.

25.14      "Common Shares" shall have the meaning assigned in Section 2.1.

25.15      "Confirmation" shall have the meaning assigned in Section 2.2.

25.16      "Contractual Currency" shall have the meaning assigned in Section 16.1.

25.17      "Custody Account" shall have the meaning assigned in Section 1.

25.18      "Customer" shall mean any person that is a Customer of CF under Exchange Act Rule 15c3-3.

25.19      "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by CF or Lender to the other, as shall be agreed by CF and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

25.20      "Default" shall have the meaning assigned in Section 12.

25.21      "Defaulting Party" shall have the meaning assigned in Section 18.

25.22      "Distribution" shall mean, with respect to any Security at any time, any distribution made on or in respect of such Security, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) Securities received as a result of split ups of such Security and distributions in respect thereof, (d) interest payments, (e) all rights to purchase additional Securities, and (f) any cash or other consideration paid or provided by the issuer of such Security in exchange for any vote, consent or the taking of any similar action in respect of such Security (regardless of whether the record date for such vote, consent or other action falls during the term of the Loan). In the event that the holder of a Security is entitled to elect the type of distribution to be received from two or more alternatives, such election shall be made by Lender, in the case of a Distribution in respect of the Loaned Securities, and by CF, in the case of a Distribution in respect of Collateral.

25.23      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

25.24      "FDIA" shall have the meaning assigned in Section 26.4.

25.25      "FDICIA" shall have the meaning assigned in Section 26.5.

25.26      "Federal Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

25.27      "Foreign Private Issuer" shall have the meaning assigned in Section 3.2.

25.28      "Foreign Securities" shall mean, unless otherwise agreed, Securities that are principally cleared and settled outside the United States.

25.29      "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

25.30      "Lender" shall have the meaning assigned in Section 1.

25.31     "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

25.32     "Loan" shall have the meaning assigned in Section 1.

25.33      "Loaned Security" shall mean any Security transferred in a Loan hereunder until such Security (or an identical Security) is transferred back to Lender hereunder, except that, if any new or different Security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by CF or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

25.34     "Margin Deficit" shall have the meaning assigned in Section 9.1.

25.35     "Margin Excess" shall have the meaning assigned in Section 9.2.

25.36     "Market Value" shall be reasonably determined by CF in accordance with its standard practice for valuing Securities.

25.37     "Maximum Number of Shares" shall have the meaning assigned in Section 2.1.

25.38      "Maximum Percentage" shall have the meaning assigned in Section 3.2.

25.39      "Payee" shall have the meaning assigned in Section 8.5(a).

25.40     "Payor" shall have the meaning assigned in Section 8.5(a).

25.41      "Plan" shall mean: (a) any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Tide I of such Act; (b) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

25.42      "Registration Statement" shall have the meaning assigned in Section 2.1.

25.43      "Replacement Securities" shall have the meaning assigned in Section 13.1.

25.44      "Securities" shall mean securities or, if agreed by the parties in writing, other assets.

25.45      "Securities Act" shall have the meaning assigned in Section 2.1.

25.46      "Securities Distributions" shall have the meaning assigned in Section 8.5(a).

25.47      "Tax" shall have the meaning assigned in Section 8.5(a).

25.48      "UCC" shall mean the New York Uniform Commercial Code.

26.	Intent.

26.1        The parties recognize that each Loan hereunder is a "securities contract," as such term is defined in Section 741 of Title 11 of the United States Code (the "Bankruptcy Code"), as amended (except insofar as the type of assets subject to the Loan would render such definition inapplicable).

26.2        It is understood that each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

26.3        It is understood that the rights given to CF and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

26.4        The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Loan would render such definitions inapplicable).

26.5        It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Tide IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment obligation under any Loan hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation," respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

26.6        Except to the extent required by applicable law or regulation or as otherwise agreed, CF and Lender agree that Loans hereunder shall in no event be "exchange contracts" for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities association or other self-regulatory organization.

27.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS.

WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL TRANSFERRED TO LENDER'S CUSTODY ACCOUNT MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF CF'S OBLIGATIONS IN THE EVENT THAT CF FAILS TO RETURN THE LOANED SECURITIES.

Cantor Fitzgerald  & Co., as Borrower and as Clearing Broker and Securities Intermediary

By:	/s/ Noel Kimmel

Name: Noel Kimmel

Title:	Senior Managing Director